Exhibit 10.3(8)

Execution Copy

AMENDMENT NUMBER EIGHT

TO THE

UPS SAVINGS PLAN

WHEREAS, United Parcel Service of America, Inc. (the “Company”) and its affiliated corporations maintain the UPS Savings Plan (the “Plan”) as amended and restated effective January 1, 1998;

WHEREAS, the Board of Directors of the Company reserved the right in Section 14.1 of the Plan to amend, modify or change the Plan from time to time; and

WHEREAS, this amendment to the Plan is adopted to provide non-spousal beneficiaries with a rollover option.

NOW THEREFORE, pursuant to the authority vested in the Board of Directors of United Parcel Service of America, Inc. by Section 14.1 of the UPS Savings Plan, the UPS Savings Plan is hereby amended, effective January 1, 2007, by amending Section 9.12(b), Definitions, to insert the following new Section 9.12(b)(6):

(6) Nonspouse Beneficiary Direct Rollover. Effective January 1, 2007, a Beneficiary who is not (i) the employee’s or former employee’s surviving spouse or (ii) the employee’s or former employee’s spouse or former spouse designated as an alternate payee under a qualified domestic relations order, as defined in Code § 414(p), may elect, at the time and in the manner prescribed by the Committee to have any portion of his or her distribution from the Plan paid in a direct trustee-to-trustee transfer to an individual retirement account described in Code § 408(a) or an individual retirement annuity described in Code § 408(b), each of which is established for the purpose of receiving such distribution on behalf of such Beneficiary and is treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code § 408(d)(3)(C)) for purposes of Code § 402(c)(11) (each, an “Inherited IRA”). The minimum distribution rules of Code § 401(a)(9) as described in Section 9.4 shall apply for purposes of determining the amount of the distribution that may be transferred to the Inherited IRA.

IN WITNESS WHEREOF, the undersigned certify that United Parcel Service of America, Inc. based upon action taken by its Board of Directors has caused this Amendment Number Eight to be adopted.

ATTEST:	UNITED PARCEL SERVICE OF AMERICA, INC.

/s/ TERI P. MCCLURE	/s/ MICHAEL L. ESKEW
Teri P. McClure	Michael L. Eskew
Secretary	Chairman

Date: April 16, 2007	Date: April 16, 2007